Exhibit 10.4
VITAMIN SHOPPE, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT (DIRECTOR FORM)
pursuant to the
VITAMIN SHOPPE 2018 LONG-TERM INCENTIVE PLAN
* * * * *
Participant:
Grant Date:
Number of Restricted Stock Units Granted:
* * * * *
THIS AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Vitamin Shoppe, Inc., a company organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Vitamin Shoppe 2018 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”); and
WHEREAS, it has been determined by the Committee that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1Incorporation By Reference Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

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2    Grant of RSUs. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by Section 10 of the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. Other than as specified in Section 5 hereof, the Participant shall not have the rights of a stockholder (including any voting rights) in respect of the Shares underlying the RSUs unless and until such Shares are delivered to the Participant in accordance with Section 4.
3    Vesting.
3.1    The RSUs subject to this grant shall become unrestricted and vested in equal quarterly installments on [Dates], provided the Participant is then Employed by the Company and/or one of its Subsidiaries or Affiliates. For purposes of this Agreement, “employment”, “Employed by”, “Employed with” or any such similar terms shall be interpreted as reference to the Participant’s continued employment or service to the Company and/or one of its Subsidiaries or Affiliates, as an Employee, Independent Contractor or Member of the Board.
3.2    Except as otherwise provided in this Section 3, if the Participant’s employment with the Company and/or its Subsidiaries or Affiliates terminates for any reason prior to the vesting of the RSUs awarded under this Agreement, the RSUs shall immediately be cancelled and the Participant (and the Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such unvested RSUs; provided, however, that the Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of any such termination, that all or a portion of any the Participant’s unvested shares of RSUs shall not be so cancelled and forfeited. In addition, if the Participant’s employment with the Company and/or its Subsidiaries or Affiliates terminates prior to the vesting of the RSUs awarded under this Agreement, because he/she is not nominated or re-elected to serve after the annual shareholder meeting in [Date], then the Participant’s final quarterly vesting of their grant will be accelerated and vest at the close of business the following day after the annual shareholder meeting.
3.3    If the Participant’s employment with the Company and/or its Subsidiaries or Affiliates terminates due to the Participant’s death or “Disability” (as defined in Section 3.4 below), the RSUs shall become unrestricted and vested as of the date of any such termination.
3.4    For purposes of this Agreement, “Disability” shall have the same meaning set forth in any employment agreement between the Company (or any Subsidiary) and the Participant and in the absence of such an agreement, “Disability” means disability as determined by the Committee in accordance with the standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 3.4, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a doctor selected in good faith by the Committee.

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3.5    Notwithstanding any provision contained in this Section 3 to the contrary, in the event the Participant, within one (1) year of a Change in Control, is terminated by the Company for any reason other than for “Cause” (as defined below) or terminates voluntarily for “Good Reason” (as defined below), any RSUs then held by the Participant shall become unrestricted and vested upon such termination. For purposes of this Agreement “Good Reason” shall mean (i) a reduction in the Participant’s annual base salary as in effect on the date of this Agreement or as may be increased from time to time; or (ii) the Company’s requiring the Participant to be based more than fifty (50) miles from the Company’s offices at which the Participant is based at the time of this Agreement; provided that the occurrence of an event that would constitute Good Reason will cease to be an event constituting Good Reason if the Participant does not provide a written notice of termination within one hundred twenty (120) days of the date of such event.
3.6    If the Participant’s employer ceases to be an Affiliate or Subsidiary of the Company, that event shall be deemed to constitute a termination of employment under Section 3.2 above.
4    Delivery of Common Stock.
4.1    Subject to the terms of the Plan, if the RSUs awarded by this Agreement become vested, the Company shall promptly distribute (any such distribution date, a “Settlement Date”) to the Participant the number of Shares equal to the number of RSUs that so vested; provided that, if applicable, the Company may defer the Settlement Date of Shares to a date the Participant is not subject to any Company “blackout” policy or other trading restriction imposed by the Company; provided, further, that absent an election made pursuant to Section 4.2, any such Settlement Date shall in any event occur by the date that is two and one-half (2-1/2) months from the end of the calendar year in which the applicable RSUs vested. In connection with the delivery of Shares pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company. In no event shall the RSUs be settled in fractional Shares (fractional Shares will be rounded down to the next lowest whole number).
4.2    If permitted by the Company, the Participant may elect, in accordance with written plans or procedures adopted by the Company from time to time, to defer the distribution of all or any portion of the Shares that would otherwise be distributed to the Participant hereunder (“Deferred Shares”). Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to Section 5, the number of Shares equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with written plans or procedures adopted by the Company from time to time.
5    Dividends and Other Distributions. Participants holding RSUs shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying RSUs and shall be paid upon the applicable Settlement Date. If any dividends or

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distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which they were paid. Notwithstanding the foregoing, in the event that the underlying Shares are settled in cash pursuant to Section 4, any applicable dividends from such Shares shall similarly be settled in cash.
6    Special Rules Regarding Restrictive Covenants.
6.1    Company Rights. In the event that the Participant’s employment with the Company or one of its Subsidiaries or Related Companies is terminated for “Cause” (as defined below) or if Participant fails to comply with this Section 6, the Company may cancel any or all outstanding RSUs.

(a)
For purposes of this Agreement, “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “for cause”) set forth in any employment agreement between the Participant and the Company or any Subsidiary or, in the absence of any such agreement, such term shall mean (i) the Participant’s continuing misconduct or willful misconduct or gross negligence in the performance of his or her duties for the Company or for any Subsidiary after service of prior written notice of such misconduct or negligence, (ii) the Participant’s intentional or habitual neglect of his or her duties for the Company or for any Subsidiary after service of a notice of such neglect, (iii) the Participant’s theft or misappropriation of funds or other property of the Company or of any Subsidiary, (iv) the Participant’s fraud, criminal misconduct, breach of fiduciary duty or dishonesty in the performance of his or her duties on behalf of the Company or any Subsidiary or conviction of a felony, or crime of moral turpitude or any other conduct reflecting adversely upon the Company or any Subsidiary, (v) the Participant’s violation of any written policy of the Company or any Subsidiary or any restrictive covenant, including, but not limited to, a covenant not to disclose confidential information with respect to the Company or any Subsidiary, including, but not limited to, any such covenant included in an Award Agreement, or (vi) the Participant’s direct or indirect breach of any agreement with the Company or any Subsidiary, including, but not limited to, the terms of a employment agreement, confidentiality agreement or consulting contract.

6.2    Nondisclosure of Confidential and Proprietary Information.

(a)
The Participant hereby acknowledges that during the term of his/her employment with the Company, its Affiliates and Subsidiaries (collectively referred to as “Related Entities”), he/she will have access to and possession of trade secrets, confidential information and proprietary information (collectively, and as defined more extensively below, “Confidential

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Information”) of the Company, and in some instances, its Related Entities and their respective clients. The Participant hereby recognizes and acknowledges that this Confidential Information is valuable, special and unique to the business of the Company and its Related Entities, and that access to and knowledge of such Confidential Information is essential to the performance of the Participant’s duties to the Company and/or its Related Entities. The Participant hereby agrees that during his/her employment relationship with the Company and/or its Related Entities and thereafter, the Participant will keep secret and will not use or disclose any Confidential Information to any person or entity, in any fashion and for any purpose whatsoever, except at the request of the Company.

(b)
For purposes of this Agreement, the term “Confidential Information” includes, but is not limited to, information written, in digital form, in graphic form, electronically stored, orally transmitted or memorized concerning or relating to the Company or any of its Related Entities, including all information about the Company’s business prospects and opportunities, and all other information about or gained from any customer or client to which the Company or its Related Entities provides services during the Participant’s employment with the Company or any Related Entity. This clause shall not apply to any confidential information which enters the public domain other than through the Participant’s default.

6.3    Forfeiture and Repayment. The Participant may be required to repay to the Company the proceeds received in connection with, or return to the Company, the RSUs: (i) if during the course of employment, the Participant engages in conduct, or it is discovered that the Participant has engaged in conduct, that is (x) materially adverse to the interest of the Company or its Affiliates, which include failures to comply with the Company’s or an Affiliate’s rules or regulations and material violations of any agreement with the Company or an Affiliate, (y) fraudulent, or (z) contributes to any financial restatements or irregularities occurring during or after employment; (ii) if during the course of employment, the Participant competes with, or engages in the solicitation and/or diversion of customers, vendors or employees of, the Company or an Affiliate or it is discovered that the executive employee has engaged in such conduct; (iii) if following termination of employment, the Participant violates any post-termination obligations or duties owed to, or any agreement with, the Company or any Affiliate, which includes this Agreement, any employment agreement and other agreements restricting post-employment conduct; (iv) if following termination of employment, the Company discovers facts that would have supported a termination for Cause had such facts been known to the Company before the termination of employment; and (v) if compensation that is promised or paid to the Participant is required to be forfeited and/or repaid to the Company pursuant to applicable regulatory requirements as in effect from time to time and/or such forfeiture or repayment affects amounts or benefits payable under this Agreement. Any

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determination by the Board, which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in such activity, shall be conclusive.
7    Non-transferability. The RSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any such RSUs, and any rights and interests with respect thereto, shall not, prior to vesting, be pledged, encumbered or otherwise hypothecated in any way by the Participant (or any beneficiary(ies) of the Participant) and shall not, prior to vesting, be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the RSUs, or the levy of any execution, attachment or similar legal process upon the RSUs, contrary to the terms and provisions of this Agreement and/or the Plan, shall be null and void and without legal force or effect.
8    Entire Agreement Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
9    Acknowledgment of Employee. This grant of RSUs does not entitle the Participant to any benefit other than that granted under this Agreement. Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation. The Participant understands and accepts that the benefits granted under the Plan are entirely at the grace and discretion of the Company and that the Company retains the right to amend or terminate the Plan at any time, at their sole discretion and without notice.
10    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws thereof.
11    Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares or cash otherwise required to be issued pursuant to this Agreement.

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12    No Right to Employment. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined in the sole discretion of the Company. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Related Entities to terminate the Participant’s employment or service at any time, for any reason and with or without cause.
13    Notices. Any notice which may be required or permitted under this Agreement shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:
13.1    If such notice is to the Company, to the attention of the Secretary of Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.
13.2    If such notice is to the Participant, at his or her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.
14    Compliance with Laws. The issuance of the Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended (the “1933 Act”), the 1934 Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any of the Shares pursuant to this Agreement if such issuance would violate any such requirements.
15    Securities Representations. The RSUs are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
15.1    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the 1933 Act and in this connection, the Company is relying in part on the Participant’s representations set forth in this Section 15.
15.2    If the Participant is deemed an affiliate within the meaning of Rule 144 of the 1933 Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the Shares, and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).
15.3    If the Participant is deemed an affiliate within the meaning of Rule 144 of the 1933 Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Shares, (ii) adequate information

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concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.
16    Power of Attorney. The Company, its successors and assigns are hereby appointed the attorneys-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorneys-in-fact may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorneys-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may, in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Shares and property provided for in this Agreement, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for such purpose.
17    Binding Agreement Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by, the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.
18    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
19    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of noncompliance with Section 409A of the Code.
20    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
21    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

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22    Waiver of Jury Trial. THE PARTICIPANT WAIVES ANY RIGHT HE OR SHE MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.
23    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his/her hand, all as of the Grant Date specified above.
VITAMIN SHOPPE, INC.
By:
Name: David M. Kastin
Title: Senior Vice President, General Counsel & Corporate Secretary

Participant

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